Exhibit 99.1

ETHAN ALLEN REPORTS RESULTS FOR THREE AND SIX MONTHS ENDED DECEMBER 31, 2014 AND DECLARES CASH DIVIDEND

DANBURY, CT - January 27, 2015 – Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") (NYSE: ETH) today reported operating results for the fiscal 2015 three and six month periods ended December 31, 2014. Please refer to the accompanying financial statements and reconciliation to non-GAAP measures discussed below.

Second Quarter and First Half Highlights:

●

Consolidated net sales of $197.1 million for the second quarter ending December 31, 2014 increased 2.1% compared to the prior year second quarter. Net sales of $387.8 for the first half fiscal 2015 increased 3.5% compared to first half of fiscal 2014.

●	Comparable written sales for the Retail Division increased 8.4% for the second quarter of fiscal 2015 compared to the prior year second quarter, and total written sales for the Retail Division increased 7.8% over the same prior year period. Comparable written sales for the first half fiscal 2015 increased 4.1% compared to first half fiscal 2014. Total written sales for the first half of fiscal 2015 increased 3.0%.

●

Consolidated adjusted operating income for the second quarter was $18.7 million or 9.5% of sales compared to $20.6 million or 10.7% of sales in the prior year second quarter. Adjusted operating income for the first half of fiscal 2015 was $40.6 million or 10.5% of sales compared to $37.4 million or 10.0% in the prior year period.

●

Adjusted earnings per diluted share (EPS) was $0.37 for the second quarter of fiscal 2015 compared with EPS of $0.41 in second quarter of fiscal 2014. EPS increased 9.6% to $0.80 for the first half of fiscal 2015 compared with EPS of $0.73 in the first half of fiscal 2014; GAAP earnings per share for the quarter was $0.34 compared with $0.39 in the comparable prior year period. GAAP earnings per share for the first half of fiscal 2015 was $0.75 compared with $0.70 in the comparable prior year period.

●	Cash and securities of $129.8 million increased $17.1 million or 15.2% from December 31, 2013.

●

Capital Expenditures were $13.1 million year to date at December 31, 2014 compared to $8.6 million prior year and inventories of $151.7 million increased $11.8 million as planned from December 31, 2013 in support of our new product launch and marketing initiatives.

Regular Cash Dividend:

●	The Company announced today that its Board of Directors has declared a regular quarterly cash dividend of $0.12 per share which will be payable to shareholders of record as of Friday, April 10, 2015 and will be paid on Monday, April 27, 2015.

First half highlights on marketing and operations:

●

Product Offerings: Completed major introduction of over 600 new product offerings. While the selloff of floor inventory impacted retail sales and gross margins, the new product launch which is now on the floors has been well received and helped to drive the strong 8.4% comparable written sales growth in the second quarter.

●

Design Centers: Major effort well underway to renovate design centers to project a fashionable and relaxed attitude. During the second quarter new design centers opened in Redding, CA, Las Vegas, NV, Dubai, UAE and six new locations in China.

●	Our Message: Started accelerating our message during the second quarter spending 15% more in advertising over the prior year quarter. Strong marketing plan in place for the second half.

●	Technology: During the quarter launched our new website and continuing to fine tune and add new features.

●	Manufacturing and Logistics: Major focus to manage the transition to the new product offerings. Continued to invest in technology in our manufacturing operations.

Farooq Kathwari, Chairman and CEO commented, “We are continuing to make major changes in repositioning our offerings, advertising, technology and North American manufacturing. Despite the disruption caused by these changes we increased our adjusted EPS by 9.6% for the six month period compared to last year and increased our cash by 15.2% to $129.8 million compared to same period last year.”

Mr. Kathwari concluded, “Looking ahead we have another six months of major changes as we further update our offerings and continue to strengthen our advertising and manufacturing. We remain cautiously optimistic as we move forward.”

Fiscal 2015 Second Quarter Financial Results:

Consolidated net sales for the quarter ended December 31, 2014 increased 2.1% over the prior year to $197.1 million. The Company’s wholesale segment net sales increased 2.7%. The Company’s retail segment net sales increased 1.1% to $153.2 million including a comparable design center net sales increase of 1.8%. Net income for the quarter ended December 31, 2014 was $10.0 million or $0.34 per diluted share compared with $11.6 million or $0.39 per diluted share in the prior year quarter. Excluding special items in both periods, adjusted earnings for the quarter were $0.37 per diluted share or $10.8 million compared to $0.41 per diluted share or $11.9 million in the prior year quarter.

Fiscal 2015 Year-to-Date Financial Results:

Year to date net sales were $387.8 million, up 3.5% from $374.8 million the prior year. Gross margin and adjusted operating profit margin were 54.4% and 10.5% respectively compared with 54.6% and 10.0% respectively the prior year. Net income for the six months ended December 31, 2014 was $21.9 million or $0.75 per diluted share compared with $20.6 million or $0.70 per diluted share in the prior year comparable period. Adjusted net income year to date of $23.5 million increased 9.7% compared with $21.5 million the prior year period and our adjusted earnings per diluted share increased 9.6% for the six months to date at $0.80 compared with $0.73 the prior year to date period.

Analyst Conference Call

Ethan Allen will conduct a conference call at 11:00 AM (Eastern) on Wednesday, January 28th to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors. To participate on the call, dial 866-238-0826 with conference ID# 1649411.

About Ethan Allen

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus one plant in each of Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

Non-GAAP Financial Information

This press release is intended to supplement, rather than to supersede, the Company's condensed consolidated financial statements. It contains references to the Company's (i) consolidated operating income/operating margin, (ii) wholesale operating income/operating margin, (iii) retail operating income/operating margin, (iv) net income, (v) earnings per share, and (vi) earnings before interest, taxes, depreciation and amortization ("EBITDA"), all excluding the effects of restructuring charges as a result of the Company’s previous decision to consolidate facilities, and also excluding certain transition costs and non-operating income adjustments in both fiscal 2015 and fiscal 2014. A reconciliation of these financial measures to the most directly comparable financial measure reported in accordance with generally accepted accounting principles (“GAAP”) is also provided at the end of this press release.

Management believes that excluding items which are deemed to be non-recurring in nature from financial measures such as operating income, operating margin, net income, and earnings per share, allows investors to more easily compare and evaluate the Company's financial performance relative to prior periods and industry comparables. These adjusted measures also aid investors in understanding the operating results of the Company absent such non-recurring or unusual events.

Management considers EBITDA an important indicator of the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. Given the nature of the Company's operations, including the tangible assets necessary to carry out its production and distribution activities, depreciation and amortization represent Ethan Allen's largest non-cash charges. As these non-cash charges do not affect the Company's ability to service debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP, including cash flow measures such as operating cash flow.

This press release should also be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2014 (the “2014 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2014 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

#######

Ethan Allen Interiors Inc.

Selected Financial Information

Unaudited

(in millions)

Selected Consolidated Financial Data:

	Three Months Ended		Six Months Ended
	12/31/14	12/31/13	12/31/14	12/31/13

Net sales	$197.1	$193.1	$387.8	$374.8
Gross margin	53.8%	54.9%	54.4%	54.6%
Operating margin	9.0%	10.3%	9.8%	9.6%
Operating margin (excluding special items*)	9.5%	10.7%	10.5%	10.0%
Net income	$10.0	$11.6	$21.9	$20.6
Net income (excluding special items* and unusual income tax effects)	$10.8	$11.9	$23.5	$21.5
Operating cash flow	$3.7	$1.5	$10.5	$22.6
Capital expenditures	$7.7	$5.3	$13.1	$8.6
Acquisitions	$0.0	$0.0	$2.0	$0.0
Treasury stock repurchases	$0.0	$0.0	$0.0	$0.0

EBITDA	$22.3	$24.2	$47.5	$44.4
EBITDA as % of net sales	11.3%	12.5%	12.3%	11.8%

EBITDA (excluding special items*)	$23.4	$25.0	$50.0	$46.0
EBITDA as % of net sales (excluding special items*)	11.9%	12.9%	12.9%	12.3%

Selected Financial Data by Business Segment:
	Three Months Ended		Six Months Ended
	12/31/14	12/31/13	12/31/14	12/31/13
Retail
Net sales	$153.2	$151.5	$298.3	$293.3
Operating margin	1.9%	2.8%	1.6%	1.4%
Operating margin (excluding special items*)	2.0%	3.3%	1.9%	1.9%

Wholesale
Net sales	$116.2	$113.1	$240.8	$226.3
Operating margin	11.3%	12.7%	14.4%	13.5%
Operating margin (excluding special items*)	12.1%	12.7%	15.0%	13.5%

* Special items consist of restructuring, impairment, transition charges and other certain items.

Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

Condensed Consolidated Statements of Comprehensive Income

Unaudited

(in thousands)

	Three Months Ended		Six Months Ended
	12/31/14	12/31/13	12/31/14	12/31/13

Net sales	$197,067	$193,104	$387,773	$374,763
Cost of sales	90,993	87,105	176,896	170,021
Gross profit	106,074	105,999	210,877	204,742
Selling, general and administrative expenses	88,414	86,149	172,747	168,948
Operating income	17,660	19,850	38,130	35,794
Interest and other income	89	43	232	125
Interest expense	1,882	1,871	3,771	3,744
Income before income taxes	15,867	18,022	34,591	32,175
Income tax expense	5,829	6,467	12,674	11,586
Net income	$10,038	$11,555	$21,917	$20,589

Basic earnings per common share:
Net income per basic share	$0.35	$0.40	$0.76	$0.71
Basic weighted average shares outstanding	28,930	28,916	28,929	28,913

Diluted earnings per common share:
Net income per diluted share	$0.34	$0.39	$0.75	$0.70
Diluted weighted average shares outstanding	29,295	29,292	29,272	29,290

Comprehensive income:
Net income	$10,038	$11,555	$21,917	$20,589
Other comprehensive income
Currency translation adjustment	(1,231)	(71)	(2,086)	(16)
Other	22	42	38	60
Other comprehensive income (loss) net of tax	(1,209)	(29)	(2,048)	44
Comprehensive income	$8,829	$11,526	$19,869	$20,633

Ethan Allen Interiors Inc.

Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	December 31,	June 30,
	2014	2014

Assets
Current assets:
Cash and cash equivalents	$112,942	$109,176
Marketable securities	8,865	18,153
Accounts receivable, net	10,626	12,426
Inventories	151,749	146,275
Prepaid expenses & other current assets	23,023	19,599
Total current assets	307,205	305,629

Property, plant and equipment, net	284,789	288,156
Intangible assets, net	45,128	45,128
Restricted cash and investments	8,008	8,507
Other assets	6,937	7,014

Total Assets	$652,067	$654,434

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	56,282	501
Customer deposits	52,779	59,684
Accounts payable	19,501	24,320
Accrued expenses & other current liabilities	46,374	51,542
Total current liabilities	174,936	136,047

Long-term debt	75,751	130,411
Other long-term liabilities	20,393	20,509
Total liabilities	271,080	286,967

Shareholders' equity:
Common stock	486	486
Additional paid-in-capital	366,358	365,733
Less: Treasury stock	(584,041)	(584,041)
Retained earnings	599,338	584,395
Accumulated other comprehensive income	(1,438)	642
Total Ethan Allen Interiors Inc. shareholders' equity	380,703	367,215
Noncontrolling interests	284	252
Total shareholders' equity	380,987	367,467

Total Liabilities and Shareholders' Equity	$652,067	$654,434

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Six Months Ended December 31, 2014 and 2013

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net Income / Earnings Per Share
Net income	$10,038	$11,555	$21,917	$20,589
Special items net of related tax effects *	681	489	1,578	1,022
Unusual income tax effects	37	(111)	48	(158)
Net income (excluding special items* and unusual income tax effects)	$10,756	$11,933	$23,543	$21,453
Diluted weighted average shares outstanding	29,295	29,292	29,272	29,290
Earnings per diluted share	$0.34	$0.39	$0.75	$0.70
Earnings per diluted share (excluding special items* and unusual income tax effects)	$0.37	$0.41	$0.80	$0.73

Consolidated Operating Income / Operating Margin
Operating income	$17,660	$19,850	$38,130	$35,794
Add: special items *	1,072	770	2,485	1,610
Operating income (excluding special items*)	$18,732	$20,620	$40,615	$37,404

Net sales	$197,067	$193,104	$387,773	$374,763
Operating margin	9.0%	10.3%	9.8%	9.6%
Operating margin (excluding special items*)	9.5%	10.7%	10.5%	10.0%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$13,155	$14,366	$34,697	$30,498
Add: special items	925	-	1,419	-
Wholesale operating income (excluding special items*)	$14,080	$14,366	$36,116	$30,498
Wholesale net sales	$116,210	$113,133	$240,810	$226,331
Wholesale operating margin	11.3%	12.7%	14.4%	13.5%
Wholesale operating margin (excluding special items*)	12.1%	12.7%	15.0%	13.5%
Retail Operating Income / Operating Margin
Retail operating income	$2,953	$4,206	$4,715	$4,002
Add: special items	147	770	1,066	1,610
Retail operating income (excluding special items*)	$3,100	$4,976	$5,781	$5,612
Retail net sales	$153,207	$151,496	$298,250	$293,323
Retail operating margin	1.9%	2.8%	1.6%	1.4%
Retail operating margin (excluding special items*)	2.0%	3.3%	1.9%	1.9%

* Special items consist of restructuring, transition charges and certain other items.

Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Six Months Ended December 31, 2014 and 2013

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

EBITDA
Net income	$10,038	$11,555	$21,917	$20,589
Add: interest expense, net	1,761	1,750	3,519	3,500
income tax expense	5,829	6,467	12,674	11,586
depreciation and amortization	4,675	4,410	9,394	8,699
EBITDA	$22,303	$24,182	$47,504	$44,374
Net sales	$197,067	$193,104	$387,773	$374,763
EBITDA as % of net sales	11.3%	12.5%	12.3%	11.8%

EBITDA	$22,303	$24,182	$47,504	$44,374
Add: special items*	1,072	770	2,485	1,610
EBITDA (excluding special items)	$23,375	$24,952	$49,989	$45,984
Net sales	$197,067	$193,104	$387,773	$374,763
EBITDA as % of net sales (excluding special items)	11.9%	12.9%	12.9%	12.3%

* Special items consist of restructuring, transition charges and certain other items.

Related tax effects are calculated using a normalized income tax rate.